EXHIBIT 23

                            INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of UMB Financial Corporation on Form S-3 of our report dated January 19, 1995, incorporated by reference in the Annual Report on Form 10-K of UMB Financial Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

          /s/Deloitte & Touche LLP
          Kansas City, Missouri
          November 10, 1995